CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium-Term Notes, Series A	$9,000,000	$502.20

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Pricing Supplement	Filed Pursuant to Rule 424(b)(2)
(To the Prospectus dated February 10, 2009, and	Registration No. 333-145845
the Prospectus Supplement dated September 14, 2009)

November 23, 2009

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA-/Aa3)‡

•	Issue date: November 30, 2009

•	Initial valuation date: November 23, 2009‡‡

•	Final valuation date: February 23, 2010‡‡

•	Maturity date: February 26, 2010‡‡‡

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.
•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: 0.85%

Put premium: The coupon rate minus the deposit income.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A (the “Program”) by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”). The Program is rated AA - by S&P. This rating does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked). As announced in June 2009, Moody’s Investors Services (“Moody’s”) no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. Due to this policy change, the Notes will not be rated by Moody’s; however, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. These ratings are subject to downward revision, suspension or withdrawal at any time by the assigning rating organization and are not a recommendation to buy, sell or hold securities.

‡‡	If such day is not a scheduled trading day, then the initial valuation date or the final valuation date, as applicable, will be the next succeeding scheduled trading day.
‡‡‡

If the final valuation date is postponed because it is not a scheduled trading day, then the maturity date will be postponed so that the number of business days between the final valuation date (as postponed) and the maturity date (as postponed) remains the same.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Bank of America Corporation	$16.29	PS-8	BAC	$1,000,000	12.00%	80.0%	98.625%	$986,250	1.375%	$13,750	E-3816	06739J2Z5/ US06739J2Z55
Eldorado Gold Corp.	$13.63	PS-10	EGO	$1,000,000	12.75%	75.0%	98.625%	$986,250	1.375%	$13,750	E-3817	06739J3A9/ US06739J3A95
Forest Oil Corporation	$17.77	PS-12	FST	$1,000,000	15.25%	75.0%	98.625%	$986,250	1.375%	$13,750	E-3818	06739J3B7/ US06739J3B78
Garmin Ltd.	$31.74	PS-14	GRMN	$1,000,000	11.25%	75.0%	98.625%	$986,250	1.375%	$13,750	E-3819	06739J3C5/ US06739J3C51
The Hartford Financial Services Group, Inc.	$25.34	PS-16	HIG	$1,000,000	16.25%	70.0%	98.625%	$986,250	1.375%	$13,750	E-3820	06739J3D3/ US06739J3D35
Lincoln National Corp.	$24.14	PS-18	LNC	$1,000,000	17.00%	75.0%	98.625%	$986,250	1.375%	$13,750	E-3821	06739J3E1/ US06739J3E18
MGM MIRAGE	$10.76	PS-20	MGM	$1,000,000	20.00%	65.0%	98.625%	$986,250	1.375%	$13,750	E-3822	06739J3F8/ US06739J3F82
Patriot Coal Corporation	$13.20	PS-22	PCX	$1,000,000	14.00%	65.0%	98.625%	$986,250	1.375%	$13,750	E-3823	06739J3G6/ US06739J3G65
Rambus Inc.	$16.72	PS-24	RMBS	$1,000,000	17.50%	65.0%	98.625%	$986,250	1.375%	$13,750	E-3824	06739J3H4/ US06739J3H49

*	Annualized Rate
**	Barclays Capital Inc. will receive commissions from the Issuer equal to 1.375% of the principal amount of the notes, or $13.75 per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.

See “Risk Factors” in this pricing supplement and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated February 10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

Prospectus Supplement dated September 14, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509190954/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc (“S&P”). The Program is rated AA - by S&P. This rating does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked). An AA - rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. As announced in June 2009, Moody’s Investors Services (“Moody’s”) no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. Due to this policy change, the Notes will not be rated by Moody’s; however, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. An Aa3 rating by Moody’s indicates that the rated securities are currently judged by Moody’s to be obligations of high quality and are subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency and is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the price of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the banking institutions in New York City or London, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference

Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We have agreed to sell to Barclays Capital Inc. (the “Agent”), and the Agent has agreed to purchase from us, the principal amount of the Notes at the price specified on the cover of this pricing supplement. The Agent is committed to take and pay for all of the Notes, if any are taken.

Bank of America Corporation

According to publicly available information, Bank of America Corporation (“the Company”) is a Delaware corporation, a bank holding company and a financial holding company under the Gramm-Leach-Bliley Act. The Company was incorporated in 1998 as part of the merger of BankAmerica Corporation with NationsBank Corporation. The Company’s principal executive offices are located in the Bank of America Corporate Center, Charlotte, North Carolina 28255.

The Company provides a diversified range of banking and nonbanking financial services and products through three business segments: Global Consumer and Small Business Banking, Global Corporate and Investment Banking and Global Wealth and Investment Management. The Company currently operates in all 50 states, the District of Columbia and more than 40 different countries. In the United States, it serves more than 59 million consumer and small business relationships with more than 6,100 retail banking offices, more than 18,700 ATMs and more than 24 million active on-line users.

On January 1, 2009, the Corporation completed the acquisition of Merrill Lynch & Co., Inc., with more than 18,000 financial advisors and more than $1.8 trillion in client assets.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$41.38	$36.25	$40.22
March 31, 2004	$41.50	$38.81	$40.49
June 30, 2004	$42.83	$38.52	$42.31
September 30, 2004	$44.99	$41.77	$43.33
December 31, 2004	$47.47	$42.94	$46.99
March 31, 2005	$47.20	$43.43	$44.10
June 30, 2005	$47.42	$43.47	$45.61
September 30, 2005	$46.05	$41.14	$42.10
December 30, 2005	$47.25	$41.38	$46.15
March 31, 2006	$47.20	$42.98	$45.54
June 30, 2006	$50.50	$45.26	$48.10
September 29, 2006	$54.00	$47.59	$53.57
December 29, 2006	$55.08	$51.32	$53.39
March 30, 2007	$54.21	$48.36	$51.02
June 29, 2007	$52.20	$48.55	$48.89
September 28, 2007	$52.77	$46.52	$50.27
December 31, 2007	$52.95	$40.61	$41.26
March 31, 2008	$45.08	$33.25	$37.91
June 30, 2008	$41.37	$23.65	$23.87
September 30, 2008	$38.85	$18.44	$35.00
December 31, 2008	$38.50	$10.01	$14.08
March 31, 2009	$14.81	$2.53	$6.82
June 30, 2009	$15.06	$6.45	$13.20
September 30, 2009	$18.25	$11.27	$16.92
November 23, 2009*	$18.64	$14.12	$16.29

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BAC

Initial price: $16.29

Protection level: 80.00%

Protection price: $13.03

Physical delivery amount: 61 ($1,000/Initial price)

Fractional shares: 0.387354

Coupon: 12.00% per annum

Maturity: February 26, 2010

Dividend yield: 2.15% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.00%		100.54%
+ 90%	3.00%		90.54%
+ 80%	3.00%		80.54%
+ 70%	3.00%		70.54%
+ 60%	3.00%		60.54%
+ 50%	3.00%		50.54%
+ 40%	3.00%		40.54%
+ 30%	3.00%		30.54%
+ 20%	3.00%		20.54%
+ 10%	3.00%		10.54%
+ 5%	3.00%		5.54%

0%	3.00%		0.54%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.00%	-2.00%	-4.46%
- 10%	3.00%	-7.00%	-9.46%
- 20%	3.00%	-17.00%	-19.46%
- 30%	N/A	-27.00%	-29.46%
- 40%	N/A	-37.00%	-39.46%
- 50%	N/A	-47.00%	-49.46%
- 60%	N/A	-57.00%	-59.46%
- 70%	N/A	-67.00%	-69.46%
- 80%	N/A	-77.00%	-79.46%
- 90%	N/A	-87.00%	-89.46%
- 100%	N/A	-97.00%	-99.46%

Eldorado Gold Corp.

According to publicly available information, Eldorado Gold Corp. (“the Company”) is engaged in the production of, development of and exploration for gold. The Company is also engaged in the acquisition of gold properties. The Company’s business is presently focused in China and Turkey. As of December 31, 2008, the Company has two gold mines in production.

The Company’s head office is located at Suite 1188-550 Burrard Street, Vancouver BC, Canada, V6C 2B5.

The linked share’s SEC file number is 001-31522.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without indepen dent verification.

Quarter/Period Ending**	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$3.90	$2.36	$3.21
March 31, 2004	$3.46	$2.60	$2.88
June 30, 2004	$3.10	$1.95	$2.59
September 30, 2004	$3.33	$2.10	$3.26
December 31, 2004	$3.61	$2.80	$2.95
March 31, 2005	$3.40	$2.61	$2.87
June 30, 2005	$2.95	$2.02	$2.67
September 30, 2005	$3.73	$2.52	$3.55
December 30, 2005	$5.38	$2.85	$4.90
March 31, 2006	$5.68	$3.91	$4.78
June 30, 2006	$5.80	$4.03	$4.83
September 29, 2006	$5.12	$3.96	$4.35
December 29, 2006	$6.17	$3.82	$5.40
March 30, 2007	$6.55	$4.76	$5.83
June 29, 2007	$6.50	$5.40	$5.83
September 28, 2007	$7.16	$3.25	$6.05
December 31, 2007	$7.06	$5.13	$5.80
March 31, 2008	$7.88	$5.50	$6.82
June 30, 2008	$8.77	$6.40	$8.65
September 30, 2008	$9.34	$5.40	$6.26
December 31, 2008	$8.23	$2.38	$7.95
March 31, 2009	$9.70	$6.44	$9.00
June 30, 2009	$10.42	$7.15	$8.95
September 30, 2009	$12.28	$7.93	$11.40
November 23, 2009*	$14.15	$10.58	$13.63

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.
**	In respect of the quarterly periods set forth above from the period ending December 31, 2003 up to and including the period ending September 30, 2009, the high, low and closing prices were those quoted on the American Stock Exchange (now known as NYSE Amex Equities). In respect of the period starting from October 22, 2009 and ending November 23, 2009, the high, low and closing prices were those quoted on the New York Stock Exchange.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: EGO

Initial price: $13.63

Protection level: 75.00%

Protection price: $10.22

Physical delivery amount: 73 ($1,000/Initial price)

Fractional shares: 0.367572

Coupon: 12.75% per annum

Maturity: February 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.63

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.188%		100.00%
+ 90%	3.188%		90.00%
+ 80%	3.188%		80.00%
+ 70%	3.188%		70.00%
+ 60%	3.188%		60.00%
+ 50%	3.188%		50.00%
+ 40%	3.188%		40.00%
+ 30%	3.188%		30.00%
+ 20%	3.188%		20.00%
+ 10%	3.188%		10.00%
+ 5%	3.188%		5.00%

0%	3.188%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.188%	-1.812%	-5.00%
- 10%	3.188%	-6.812%	-10.00%
- 20%	3.188%	-16.812%	-20.00%
- 30%	N/A	-26.812%	-30.00%
- 40%	N/A	-36.812%	-40.00%
- 50%	N/A	-46.812%	-50.00%
- 60%	N/A	-56.812%	-60.00%
- 70%	N/A	-66.812%	-70.00%
- 80%	N/A	-76.812%	-80.00%
- 90%	N/A	-86.812%	-90.00%
- 100%	N/A	-96.812%	-100.00%

Forest Oil Corporation

According to publicly available information, Forest Oil Corporation (the “Company”) is an independent oil and gas company engaged in the acquisition, exploration, development, and production of natural gas and liquids primarily in North America. The Company was incorporated in New York in 1924, as the successor to a company formed in 1916, and has been a publicly held company since 1969.

The Company currently conducts its operations in three geographical segments and five business units. The geographical segments are: the United States, Canada, and International. The business units are: Western, Eastern, Southern, Canada, and International. The Company conducts exploration and development activities in each of its geographical segments; however, substantially all of its estimated proved reserves and all of its producing properties are located in North America. The Company’s total estimated proved reserves as of December 31, 2008 were approximately 2,668 Bcfe. At December 31, 2008, approximately 87% of the Company’s estimated proved oil and gas reserves were in the United States, approximately 11% were in Canada, and approximately 2% were in Italy.

The linked share’s SEC file number is 001-13515.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$19.80	$15.55	$19.14
March 31, 2004	$19.83	$15.72	$16.91
June 30, 2004	$18.53	$15.57	$18.30
September 30, 2004	$20.47	$16.31	$20.17
December 31, 2004	$22.85	$18.87	$21.25
March 31, 2005	$29.00	$19.34	$27.13
June 30, 2005	$29.47	$22.91	$28.13
September 30, 2005	$36.68	$27.31	$34.90
December 30, 2005	$36.34	$26.97	$30.52
March 31, 2006	$37.36	$30.81	$37.18
June 30, 2006	$39.75	$28.01	$33.16
September 29, 2006	$35.28	$29.06	$31.59
December 29, 2006	$36.17	$29.13	$32.68
March 30, 2007	$34.25	$28.84	$33.37
June 29, 2007	$44.70	$33.26	$42.26
September 28, 2007	$44.72	$37.43	$43.04
December 31, 2007	$52.25	$42.78	$50.84
March 31, 2008	$52.21	$40.85	$48.96
June 30, 2008	$76.20	$49.80	$74.50
September 30, 2008	$82.96	$45.31	$49.60
December 31, 2008	$47.97	$12.00	$16.49
March 31, 2009	$21.77	$10.34	$13.15
June 30, 2009	$22.24	$12.46	$14.92
September 30, 2009	$20.17	$12.01	$19.57
November 23, 2009*	$24.99	$17.40	$17.77

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FST

Initial price: $17.77

Protection level: 75.00%

Protection price: $13.33

Physical delivery amount: 56 ($1,000/Initial price)

Fractional shares: 0.274620

Coupon: 15.25% per annum

Maturity: February 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.71

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.813%		100.00%
+ 90%	3.813%		90.00%
+ 80%	3.813%		80.00%
+ 70%	3.813%		70.00%
+ 60%	3.813%		60.00%
+ 50%	3.813%		50.00%
+ 40%	3.813%		40.00%
+ 30%	3.813%		30.00%
+ 20%	3.813%		20.00%
+ 10%	3.813%		10.00%
+ 5%	3.813%		5.00%

0%	3.813%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.813%	-1.187%	-5.00%
- 10%	3.813%	-6.187%	-10.00%
- 20%	3.813%	-16.187%	-20.00%
- 30%	N/A	-26.187%	-30.00%
- 40%	N/A	-36.187%	-40.00%
- 50%	N/A	-46.187%	-50.00%
- 60%	N/A	-56.187%	-60.00%
- 70%	N/A	-66.187%	-70.00%
- 80%	N/A	-76.187%	-80.00%
- 90%	N/A	-86.187%	-90.00%
- 100%	N/A	-96.187%	-100.00%

Garmin Ltd.

According to publicly available information, Garmin Ltd. (the “Company”) is a leading, worldwide provider of navigation, communications and information devices, most of which are enabled by Global Positioning System (“GPS”) technology. The Company designs, develops, manufactures and markets a diverse family of hand-held, portable and fixed-mount GPS-enabled products and other navigation, communications and information products for the automotive/mobile, outdoor/fitness, marine, and general aviation markets.

Since the inception of its business, the Company has delivered over 48 million products, which includes the delivery of 16.9 million products as of December 31, 2008. The Company’s target markets are currently broken down into four main segments—automotive/mobile, outdoor/fitness, marine and aviation.

The linked share’s SEC file number is: 0-31983.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$28.92	$20.49	$27.24
March 31, 2004	$29.73	$19.86	$21.36
June 30, 2004	$22.00	$14.04	$18.52
September 30, 2004	$21.96	$15.76	$21.63
December 31, 2004	$31.04	$21.55	$30.42
March 31, 2005	$30.72	$21.77	$23.16
June 30, 2005	$23.63	$19.53	$21.38
September 30, 2005	$34.04	$21.50	$33.92
December 30, 2005	$35.34	$27.00	$33.18
March 31, 2006	$42.39	$29.75	$39.72
June 30, 2006	$54.75	$39.97	$52.72
September 29, 2006	$54.10	$41.20	$48.78
December 29, 2006	$56.89	$44.53	$55.66
March 30, 2007	$59.30	$48.46	$54.15
June 29, 2007	$75.23	$52.18	$73.97
September 28, 2007	$122.76	$73.58	$119.40
December 31, 2007	$125.68	$80.94	$97.00
March 31, 2008	$95.58	$52.76	$54.01
June 30, 2008	$56.94	$39.75	$42.84
September 30, 2008	$49.89	$30.73	$33.94
December 31, 2008	$33.88	$14.40	$19.17
March 31, 2009	$23.48	$15.02	$21.21
June 30, 2009	$26.29	$19.48	$23.82
September 30, 2009	$38.18	$22.20	$37.74
November 23, 2009*	$39.64	$26.60	$31.74

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GRMN

Initial price: $31.74

Protection level: 75.00%

Protection price: $23.81

Physical delivery amount: 31 ($1,000/Initial price)

Fractional shares: 0.505986

Coupon: 11.25% per annum

Maturity: February 26, 2010

Dividend yield: 2.36% per annum

Coupon amount per monthly: $9.38

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.813%		100.59%
+ 90%	2.813%		90.59%
+ 80%	2.813%		80.59%
+ 70%	2.813%		70.59%
+ 60%	2.813%		60.59%
+ 50%	2.813%		50.59%
+ 40%	2.813%		40.59%
+ 30%	2.813%		30.59%
+ 20%	2.813%		20.59%
+ 10%	2.813%		10.59%
+ 5%	2.813%		5.59%

0%	2.813%		0.59%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.813%	-2.187%	-4.41%
- 10%	2.813%	-7.187%	-9.41%
- 20%	2.813%	-17.187%	-19.41%
- 30%	N/A	-27.187%	-29.41%
- 40%	N/A	-37.187%	-39.41%
- 50%	N/A	-47.187%	-49.41%
- 60%	N/A	-57.187%	-59.41%
- 70%	N/A	-67.187%	-69.41%
- 80%	N/A	-77.187%	-79.41%
- 90%	N/A	-87.187%	-89.41%
- 100%	N/A	-97.187%	-99.41%

The Hartford Financial Services Group, Inc.

According to publicly available information, The Hartford Financial Services Group, Inc. (the “Company”) is a diversified insurance and financial services company. The Company, headquartered in Connecticut, is a provider of investment products, individual life, group life and group disability insurance products, and property and casualty insurance products in the United States. Hartford Fire Insurance Company, founded in 1810, is the oldest of the Company’s subsidiaries. The Company writes insurance in the United States and internationally. At December 31, 2008, total assets and total stockholders’ equity of the Company were $287.6 billion and $9.3 billion, respectively.

The linked share’s SEC file number is 001-13958.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$59.27	$52.14	$59.03
March 31, 2004	$66.70	$58.75	$63.70
June 30, 2004	$69.12	$61.06	$68.74
September 30, 2004	$69.05	$58.08	$61.93
December 31, 2004	$69.57	$52.73	$69.31
March 31, 2005	$74.07	$65.98	$68.56
June 30, 2005	$77.52	$65.35	$74.78
September 30, 2005	$82.50	$71.53	$77.17
December 30, 2005	$89.49	$72.57	$85.89
March 31, 2006	$89.12	$79.24	$80.55
June 30, 2006	$93.95	$80.14	$84.60
September 29, 2006	$88.51	$79.55	$86.75
December 29, 2006	$93.75	$83.78	$93.31
March 30, 2007	$97.95	$90.30	$95.58
June 29, 2007	$106.23	$94.89	$98.51
September 28, 2007	$100.54	$83.00	$92.55
December 31, 2007	$99.14	$86.37	$87.19
March 31, 2008	$87.88	$63.98	$75.77
June 30, 2008	$79.88	$64.41	$64.57
September 30, 2008	$68.35	$31.50	$40.99
December 31, 2008	$39.74	$4.16	$16.42
March 31, 2009	$19.91	$3.33	$7.85
June 30, 2009	$18.16	$7.16	$11.87
September 30, 2009	$29.00	$10.00	$26.50
November 23, 2009*	$29.59	$23.06	$25.34

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HIG

Initial price: $25.34

Protection level: 70.00%

Protection price: $17.74

Physical delivery amount: 39 ($1,000/Initial price)

Fractional shares: 0.463299

Coupon: 16.25% per annum

Maturity: February 26, 2010

Dividend yield: 1.85% per annum

Coupon amount per monthly: $13.54

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.063%		100.46%
+ 90%	4.063%		90.46%
+ 80%	4.063%		80.46%
+ 70%	4.063%		70.46%
+ 60%	4.063%		60.46%
+ 50%	4.063%		50.46%
+ 40%	4.063%		40.46%
+ 30%	4.063%		30.46%
+ 20%	4.063%		20.46%
+ 10%	4.063%		10.46%
+ 5%	4.063%		5.46%

0%	4.063%		0.46%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.063%	-0.937%	-4.54%
- 10%	4.063%	-5.937%	-9.54%
- 20%	4.063%	-15.937%	-19.54%
- 30%	4.063%	-25.937%	-29.54%
- 40%	N/A	-35.937%	-39.54%
- 50%	N/A	-45.937%	-49.54%
- 60%	N/A	-55.937%	-59.54%
- 70%	N/A	-65.937%	-69.54%
- 80%	N/A	-75.937%	-79.54%
- 90%	N/A	-85.937%	-89.54%
- 100%	N/A	-95.937%	-99.54%

Lincoln National Corp.

According to publicly available information, Lincoln National Corp. (the “Company”) is a holding company, which operates multiple insurance and investment management businesses through subsidiary companies. Through the Company’s business segments, they sell a wide range of wealth protection, accumulation and retirement income products and solutions. The Company was organized under the laws of the state of Indiana in 1968. The Company currently maintains their principal executive offices in Radnor, Pennsylvania, which were previously located in Philadelphia, Pennsylvania. As of December 31, 2008, the Company had consolidated assets of $163.1 billion and consolidated stockholders’ equity of $8.0 billion. On July 21, 2008, the Company announced the realignment of their segments under their former Employer Markets and Individual Markets operating businesses into two new operating businesses—Retirement Solutions and Insurance Solutions.

The linked share’s SEC file number is 01-06028.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$41.32	$35.41	$40.37
March 31, 2004	$48.87	$40.06	$47.32
June 30, 2004	$50.38	$43.26	$47.25
September 30, 2004	$47.50	$41.90	$47.00
December 31, 2004	$48.70	$40.79	$46.68
March 31, 2005	$49.42	$44.36	$45.14
June 30, 2005	$47.77	$41.59	$46.92
September 30, 2005	$52.42	$46.59	$52.02
December 30, 2005	$54.40	$46.94	$53.03
March 31, 2006	$57.96	$52.00	$54.59
June 30, 2006	$60.51	$54.30	$56.44
September 29, 2006	$63.47	$53.94	$62.08
December 29, 2006	$66.72	$61.74	$66.40
March 30, 2007	$71.18	$64.29	$67.79
June 29, 2007	$74.72	$66.90	$70.95
September 28, 2007	$72.27	$54.42	$65.97
December 31, 2007	$69.68	$55.86	$58.22
March 31, 2008	$58.11	$45.64	$52.00
June 30, 2008	$56.78	$45.18	$45.32
September 30, 2008	$59.20	$39.99	$42.81
December 31, 2008	$43.20	$4.76	$18.84
March 31, 2009	$25.57	$4.90	$6.69
June 30, 2009	$19.99	$5.53	$17.21
September 30, 2009	$27.82	$14.35	$25.91
November 23, 2009*	$28.09	$22.23	$24.14

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LNC

Initial price: $24.14

Protection level: 75.00%

Protection price: $18.11

Physical delivery amount: 41 ($1,000/Initial price)

Fractional shares: 0.425021

Coupon: 17.00% per annum

Maturity: February 26, 2010

Dividend yield: 0.99% per annum

Coupon amount per monthly: $14.17

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.25%		100.25%
+ 90%	4.25%		90.25%
+ 80%	4.25%		80.25%
+ 70%	4.25%		70.25%
+ 60%	4.25%		60.25%
+ 50%	4.25%		50.25%
+ 40%	4.25%		40.25%
+ 30%	4.25%		30.25%
+ 20%	4.25%		20.25%
+ 10%	4.25%		10.25%
+ 5%	4.25%		5.25%

0%	4.25%		0.25%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.25%	-0.75%	-4.75%
- 10%	4.25%	-5.75%	-9.75%
- 20%	4.25%	-15.75%	-19.75%
- 30%	N/A	-25.75%	-29.75%
- 40%	N/A	-35.75%	-39.75%
- 50%	N/A	-45.75%	-49.75%
- 60%	N/A	-55.75%	-59.75%
- 70%	N/A	-65.75%	-69.75%
- 80%	N/A	-75.75%	-79.75%
- 90%	N/A	-85.75%	-89.75%
- 100%	N/A	-95.75%	-99.75%

MGM MIRAGE

According to publicly available information, MGM MIRAGE is one of the world’s leading development companies with significant gaming and resort operations. The Company believes that the resorts that it owns, manages, and invests in are among the world’s finest casino resorts. MGM MIRAGE was organized as MGM Grand, Inc. on January 29, 1986 and is a Delaware corporation. MGM MIRAGE acts largely as a holding company and its operations are conducted through its wholly-owned subsidiaries.

As of December 31, 2008, the Company’s strategy was based on developing and maintaining competitive advantages in the following areas:

•	Developing and maintaining a strong portfolio of resorts;

•	Operating its resorts to ensure excellent customer service and maximize revenue and profit;

•	Executing a sustainable growth strategy; and

•	Leveraging its brand and management assets.

The linked share’s SEC file number is 001-10362.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$19.10	$17.03	$18.81
March 31, 2004	$23.09	$18.36	$22.67
June 30, 2004	$24.89	$20.50	$23.47
September 30, 2004	$25.07	$19.81	$24.83
December 31, 2004	$36.75	$24.58	$36.37
March 31, 2005	$39.80	$34.50	$35.41
June 30, 2005	$42.98	$32.58	$39.58
September 30, 2005	$46.75	$39.30	$43.77
December 30, 2005	$44.75	$35.30	$36.67
March 31, 2006	$43.43	$35.26	$43.09
June 30, 2006	$46.15	$38.14	$40.80
September 29, 2006	$40.92	$34.20	$39.49
December 29, 2006	$59.51	$39.82	$57.35
March 30, 2007	$75.28	$56.40	$69.52
June 29, 2007	$87.38	$61.17	$82.48
September 28, 2007	$91.15	$63.33	$89.44
December 31, 2007	$100.50	$80.50	$84.02
March 31, 2008	$84.92	$57.26	$58.77
June 30, 2008	$62.90	$33.00	$33.89
September 30, 2008	$38.49	$21.65	$28.50
December 31, 2008	$27.70	$8.00	$13.76
March 31, 2009	$16.89	$1.81	$2.33
June 30, 2009	$13.78	$2.34	$6.39
September 30, 2009	$14.25	$5.34	$12.04
November 23, 2009*	$12.72	$8.54	$10.76

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MGM

Initial price: $10.76

Protection level: 65.00%

Protection price: $6.99

Physical delivery amount: 92 ($1,000/Initial price)

Fractional shares: 0.936803

Coupon: 20.00% per annum

Maturity: February 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $16.67

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.00%
+ 90%	5.00%		90.00%
+ 80%	5.00%		80.00%
+ 70%	5.00%		70.00%
+ 60%	5.00%		60.00%
+ 50%	5.00%		50.00%
+ 40%	5.00%		40.00%
+ 30%	5.00%		30.00%
+ 20%	5.00%		20.00%
+ 10%	5.00%		10.00%
+ 5%	5.00%		5.00%

0%	5.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-5.00%
- 10%	5.00%	-5.00%	-10.00%
- 20%	5.00%	-15.00%	-20.00%
- 30%	5.00%	-25.00%	-30.00%
- 40%	N/A	-35.00%	-40.00%
- 50%	N/A	-45.00%	-50.00%
- 60%	N/A	-55.00%	-60.00%
- 70%	N/A	-65.00%	-70.00%
- 80%	N/A	-75.00%	-80.00%
- 90%	N/A	-85.00%	-90.00%
- 100%	N/A	-95.00%	-100.00%

Patriot Coal Corporation

According to publicly available information, Patriot Coal Corporation (the “Company”) is a leading producer of thermal coal in the eastern United States, with operations and coal reserves in Appalachia and the Illinois Basin. The Company is a leading U.S. producer of metallurgical quality coal. In 2008, the Company sold 28.5 million tons of coal, of which 79% was sold to domestic electric utilities and 21% was sold tod domestic and global steel producers. The Company controls approximately 1.8 billion tons of proven and probable coal reserves, which include metallurgical coal and medium and high-Btu thermal coal, with low, medium and high sulphur content.

The linked share’s SEC file number is 001-33466.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	N/A	N/A	N/A
September 28, 2007	N/A	N/A	N/A
December 31, 2007	$21.50	$13.58	$20.87
March 31, 2008	$28.89	$16.14	$23.49
June 30, 2008	$82.02	$23.13	$76.65
September 30, 2008	$77.65	$24.09	$29.05
December 31, 2008	$28.45	$5.24	$6.25
March 31, 2009	$9.00	$2.76	$3.71
June 30, 2009	$10.90	$3.51	$6.38
September 30, 2009	$14.12	$4.97	$11.76
November 23, 2009*	$14.71	$10.21	$13.20

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PCX

Initial price: $13.20

Protection level: 65.00%

Protection price: $8.58

Physical delivery amount: 75 ($1,000/Initial price)

Fractional shares: 0.757576

Coupon: 14.00% per annum

Maturity: February 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $11.67

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.50%		100.00%
+ 90%	3.50%		90.00%
+ 80%	3.50%		80.00%
+ 70%	3.50%		70.00%
+ 60%	3.50%		60.00%
+ 50%	3.50%		50.00%
+ 40%	3.50%		40.00%
+ 30%	3.50%		30.00%
+ 20%	3.50%		20.00%
+ 10%	3.50%		10.00%
+ 5%	3.50%		5.00%

0%	3.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.50%	-1.50%	-5.00%
- 10%	3.50%	-6.50%	-10.00%
- 20%	3.50%	-16.50%	-20.00%
- 30%	3.50%	-26.50%	-30.00%
- 40%	N/A	-36.50%	-40.00%
- 50%	N/A	-46.50%	-50.00%
- 60%	N/A	-56.50%	-60.00%
- 70%	N/A	-66.50%	-70.00%
- 80%	N/A	-76.50%	-80.00%
- 90%	N/A	-86.50%	-90.00%
- 100%	N/A	-96.50%	-100.00%

Rambus Inc.

According to publicly available information, Rambus Inc. (the “Company”), designs, develops and licenses chip interface technologies and architectures that are foundational to nearly all digital electronics products. The Company’s chip interface technologies are designed to improve the performance, power efficiency, time-to-market and cost-effectiveness of there customers’ semiconductor and system products for computing, gaming and graphics, consumer electronics and mobile applications.

As of December 31, 2008, the Company’s chip interface technologies are covered by more than 735 U.S. and foreign patents. Additionally, the Company has approximately 500 patent applications pending. These patents and patent applications cover important inventions in memory and logic chip interfaces, in addition to other technologies. The Company believes that our chip interface technologies provide there customers a means to achieve higher performance, improved power efficiency, lower risk, and greater cost-effectiveness in their semiconductor and system products.

The Company was founded in 1990 and reincorporated in Delaware in March 1997. The Company’s principal executive offices are located at 4440 El Camino Real, Los Altos, California. The Company Internet address is www.rambus.com.

The linked share’s SEC file number is 0-22339.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2003	$32.64	$16.60	$30.70
March 31, 2004	$36.55	$23.59	$28.03
June 30, 2004	$29.69	$15.57	$17.77
September 30, 2004	$18.25	$12.37	$15.69
December 31, 2004	$27.85	$14.87	$23.00
March 31, 2005	$23.79	$12.95	$15.07
June 30, 2005	$16.13	$13.16	$13.38
September 30, 2005	$14.65	$10.22	$12.10
December 30, 2005	$17.98	$10.75	$16.19
March 31, 2006	$40.22	$17.50	$39.34
June 30, 2006	$46.98	$19.79	$22.81
September 29, 2006	$25.38	$10.25	$17.44
December 29, 2006	$23.83	$15.87	$18.93
March 30, 2007	$23.95	$17.32	$21.25
June 29, 2007	$22.00	$17.69	$17.98
September 28, 2007	$19.60	$12.05	$19.11
December 31, 2007	$22.20	$17.64	$20.94
March 31, 2008	$26.41	$14.64	$23.31
June 30, 2008	$24.85	$18.61	$19.07
September 30, 2008	$18.90	$12.29	$12.85
December 31, 2008	$16.59	$4.95	$15.92
March 31, 2009	$18.70	$5.99	$9.46
June 30, 2009	$19.64	$9.07	$15.49
September 30, 2009	$19.93	$14.33	$17.40
November 23, 2009*	$19.56	$15.54	$16.72

*	High, low and closing prices are for the period starting October 1, 2009 and ending November 23, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RMBS

Initial price: $16.72

Protection level: 65.00%

Protection price: $10.87

Physical delivery amount: 59 ($1,000/Initial price)

Fractional shares: 0.808612

Coupon: 17.50% per annum

Maturity: February 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $14.58

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.375%		100.00%
+ 90%	4.375%		90.00%
+ 80%	4.375%		80.00%
+ 70%	4.375%		70.00%
+ 60%	4.375%		60.00%
+ 50%	4.375%		50.00%
+ 40%	4.375%		40.00%
+ 30%	4.375%		30.00%
+ 20%	4.375%		20.00%
+ 10%	4.375%		10.00%
+ 5%	4.375%		5.00%

0%	4.375%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.375%	-0.625%	-5.00%
- 10%	4.375%	-5.625%	-10.00%
- 20%	4.375%	-15.625%	-20.00%
- 30%	4.375%	-25.625%	-30.00%
- 40%	N/A	-35.625%	-40.00%
- 50%	N/A	-45.625%	-50.00%
- 60%	N/A	-55.625%	-60.00%
- 70%	N/A	-65.625%	-70.00%
- 80%	N/A	-75.625%	-80.00%
- 90%	N/A	-85.625%	-90.00%
- 100%	N/A	-95.625%	-100.00%